Exhibit 10.4

                     Consulting Agreement with Eli E. Hertz
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                              CONSULTING AGREEMENT

      AGREEMENT made and entered into a consulting agreement as of the 13th day of October, 2000, by and between Eli Hertz ("Consultant") and Return Assured Incorporated, formerly Hertz Technology Group Inc., a Delaware corporation, ("RAI") for a Period commencing on the effective date of the merger and terminating on the expiration of two (2) years from such date.

                              W I T N E S S E T H :

      WHEREAS, RAI wishes to hire the Consultant to provide consultation and advice to RAI in matters relating to the transition in the change of control (the "Transition") resulting from the merger of Return Assured Incorporated, formerly A Sure eCommerce, Inc., a Nevada corporation, with a wholly owned subsidiary of RAI (the "Merger").

      NOW, THEREFORE, in consideration of the foregoing, it is agreed as follows:

      FIRST: RAI retains the Consultant as a consultant to RAI, to provide counsel and advice in connection with the Transition for a two-year period commencing on the effective date of the Merger (the "Commencement Date").

      SECOND: The Consultant shall render such advice and assistance as RAI may reasonably request of him in connection with the Transition. It is understood by the parties that such assistance will not involve more than 3 hours a week.

      THIRD: In consideration of, and in full payment for, the services to be rendered to RAI by the Consultant, RAI hereby agrees to pay the Consultant a $125,000 a year payable in advance of each contract year i.e. $125,000 on the Commencement Date and $125,000 on the first anniversary of the Commencement Date. In the event of Consultant death or permanent disability, all amounts

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due would be paid to the Consultant or the beneficiary of Consultant within 15 days of death or permanent disability.

      FOURTH: RAI shall provide Consultant with two luxury automobiles and all related expenses such as repair, maintenance, gas, insurance and parking. Except as otherwise provided herein, the Consultant shall be entitled to participate, to the extent he qualifies, in any bonus or other incentive compensation, profit-sharing or retirement plans, life or health insurance plans or other benefit plans maintained by the RAI, upon such terms and conditions as are made available to executives of the RAI, generally. In particular, the Consultant and his wife shall be entitled to disability insurance benefits and life insurance in a minimum amount of $2,000,000 and $1,000,000 respectively payable to their beneficiaries of choice and full medical insurance of their choice and never less than the level now provided by RAI or at such higher level as RAI may hereafter provide for other executives or employees of RAI.

      FIFTH: RAI shall reimburse the Consultant for travel and other related expenses incurred by the Consultant in connection with the performance of his consulting duties hereunder in accordance with RAI's standard policy for employees reimbursement of such expenses.

      SIXTH: The Consultant shall have no power or authorization to assume or create any liability on behalf of RAI or any affiliate of RAI, except Hergo Ergonomic Support Systems, Inc. ("Hergo") and its subsidiaries in accordance with Consultant's employment agreement with Hergo of even date herewith.

      SEVENTH: In the event that RAI sells or disposes by merger, consolidation, spin-off, or otherwise, all or part of the stock or assets of Hertz Computer Corp. ("Computer"), Edutec Computer Education, Inc. ("Edutec") or RemoteIT.com, Inc. ("Remote") during the term of this Agreement,

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or for 2 years there after (if the introduction is made during the term of this agreement) it will pay in the case of Computer or Edutec 15%, and in the case of Remote 35%, of the consideration received from each such sale or disposition.

      EIGHTH: RAI shall without any charges, make available to Consultant for his exclusive use four furnished offices of his choice (excluding is current office) and the private lavatory currently exclusively used by him plus 7,000 square feet of space, all with services such as currently provided (eg., electricity, AC, cleaning and use of conference-room) at 75 Varick Street for the balance of RAI's current lease of such premises.

      NINTH: This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their heirs, legal representatives, successors and assigns.

      TENTH: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


                                       /s/ ELI HERTZ
                                       -----------------------------------------
                                       Eli Hertz


                                       Return Assured Incorporated


                                       By: /s/ MATTHEW SEBAL
                                           -------------------------------------
                                           Matthew Sebal
                                           President